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                                                                    EXHIBIT 24-2

                               MCN CORPORATION

                           SECRETARY'S CERTIFICATE

        The undersigned, Senior Vice President, General Counsel and Secretary of MCN Corporation, a Michigan corporation, hereby certifies that the following is a true and correct copy of a resolution duly adopted at a Regular Meeting of the Board of Directors of MCN Corporation on February 22, 1996, and such resolution has not been modified, amended or rescinded and remains in full force and effect on the date hereof.


                                  RESOLVED, it is in the best interest of the
                 Corporation to issue, from time to time, debentures, notes and/or other debt obligations (the "Debt Securities"), Common Stock and/or Preferred Securities (the "Stock"), guarantees, Forward Purchase Contracts, Stock Purchase Units or such other forms of investment contracts as may be deemed necessary or desirable by the Authorized Officers (as defined below) (the "Other Securities"; collectively the Debt Securities, the Stock and the Other Securities are hereinafter referred to as the "Securities"). The Securities may be denominated or payable in or issued for an equivalent amount of foreign currencies or foreign currency units, may be convertible into or obligate the Corporation or any Subsidiary Entity (as defined below) to issue or deliver securities of the Corporation or any other entity or may be issued at original issue discount, the aggregate amount of Securities hereby authorized being that amount as may result in the initial offering prices to the public for all Securities aggregating up to $302,781,250 (determined in the case of foreign currencies or foreign currency units based upon the equivalent in U.S. Dollars, or in the case of other Securities or property, based on the fair market value thereof, determined by the Authorized Officers in good faith and consistent with any applicable rules and regulations of the Securities and Exchange Commission (the "SEC")), such amount, when combined with the remaining authorizations previously approved by this Board and carried over, totals $400 million;

                                  FURTHER RESOLVED,  that the Corporation is
                 authorized to form such business trusts, partnerships or other subsidiary entities (collectively, the "Subsidiary Entities"), as may be necessary or desirable to effectuate the issuance of the Securities and to cause any such Subsidiary Entity to issue Securities, trust certificates or partnership interests. The Chairman of the Board, Vice-Chairman, or any Vice-President (each an "Authorized Officer") are hereby authorized, by and in the name of the Corporation, to execute and deliver such agreements, declarations, certificates and other documents as may be necessary or desirable in connection with the formation of a Subsidiary Entity or the creation, issuance, sale or delivery of Securities, trust certificates or partnership interests by such Subsidiary Entity.

                                  FURTHER RESOLVED, that the Corporation is
                 authorized, subject to the limitations set forth below, to create, issue and sell the Securities on such terms and conditions as shall be determined by the pricing committee of directors and officers of the Corporation (the "Pricing Committee") appointed by the Board of Directors' resolutions.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized, and empowered to execute and deliver on behalf of the Corporation an indenture or indentures, including one or more supplements to any Indenture, in the form approved or authorized by the Pricing Committee under the
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                 corporate seal to be thereto affixed and attested by the
                 Secretary, with the Trustee or Trustees appointed, such indenture or indentures, or supplement or supplements, to be in such form and content and bear such date as may be approved by the Authorized Officer executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements.

                                  FURTHER RESOLVED, that subject to the
                 authority of the Pricing Committee to determine any discount received by, or commission paid to, any underwriters or agents, any one Authorized Officer is hereby authorized and empowered to execute from time to time, on behalf of the Corporation, a purchase agreement or agreements, an underwriting agreement or agreements or any other type of agreement between the Corporation and the underwriter or representatives of the underwriters (or any agents) or any other purchaser appointed and named in such underwriting agreement or agreements or (other type of agreement) providing for the sale by the Corporation and the purchase of Securities by said underwriters, agents or other purchasers.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver such other agreements, documents, certificates, and instruments as may be required by any Fiduciary in connection with an indenture, purchase contract agreement, pledge agreement, trust agreement, partnership agreement or other similar certificate, declaration or other document as may be necessary or appropriate in connection with the issuance and sale of the Securities.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them is hereby authorized and empowered to appoint a Property Trustee, Purchase Contract Agent, Collateral Agent and any other agent or trustee necessary or appropriate in connection with the issuance or sale of the Securities.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized and empowered to execute the Securities in temporary and definitive form, under his manual or facsimile signature and under the facsimile seal of the Corporation, attested by the manual or facsimile signature of the Secretary.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation and any Subsidiary Entity, to prepare, execute and file, or cause to be prepared and filed, with the SEC one or more Registration Statements with respect to the Securities under the Securities Act of 1933, as amended, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the SEC with respect to the
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                 registration and offering of Securities, and to take any and all actions that any such Authorized Officer shall deem necessary or advisable.

                                  FURTHER RESOLVED, that it is desirable and in
                 the best interest of the Corporation that the Securities be qualified or registered for sale in various states; that any one Authorized Officer is hereby authorized to perform on behalf of the Corporation and any Subsidiary Entity any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any states, and in connection therewith to execute and file all requisite papers and documents.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized, in the name and on behalf of the Corporation and any Subsidiary Entity, to make application to such securities exchange as the officer acting shall deem necessary or appropriate for the listing thereon of any issues of Securities by the Corporation or any Subsidiary Entity.

                                  FURTHER RESOLVED, that any one Authorized
                 Officer be, and each of them hereby is, authorized, and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Corporation under Purchase Agreements, Underwriting Agreements or Sales Agreements, Indentures, Purchase Contract Agreements, Pledge Agreements, Trust Agreements, Partnership Agreements or other similar agreements, certificates or declarations, the Securities, any Registration Statement or any other agreements related to the Securities.

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of March, 1996.


                                                 /s/ DANIEL L. SCHIFFER
                                                 -------------------------------
                                                 Daniel L. Schiffer, Senior Vice
                                                 President, General Counsel and
                                                 Secretary